EXHIBITS 5.1 AND 23.2
                     OPINION AND CONSENT OF SACHS SAX KLEIN

                                December 2, 2002

TL Global, Inc.
7000 W. Palmetto Park Road
Boca Raton, Florida  33433

         Re:      TL GLOBAL, INC.
                  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of common stock, par value $.01 per share (the "Common Stock") of TL Global, Inc. (the "Company"), included in the Registration Statement on Form SB-2 (the "Form SB-2") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deemed relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form SB-2 will, once issued as contemplated under the Form SB-2, be duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that we are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         We hereby consent to the filing of this opinion as an exhibit to the Form SB-2. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                                       Very truly yours,

                                                       /s/ Sachs Sax Klein